                   RIGHT OF PRE-EMPTION AND DEED OF ADHERENCE

                                     between

          NEDBANK LIMITED (ACTING THROUGH ITS NEDBANK CAPITAL DIVISION)

                                       and

                       HARMONY GOLD MINING COMPANY LIMITED

                                       and

                     AFRICAN RAINBOW MINERALS & EXPLORATION
                        INVESTMENTS (PROPRIETARY) LIMITED

                                       and

                    ARMGOLD HARMONY JOINT INVESTMENT COMPANY
                              (PROPRIETARY) LIMITED

                              NOTARIAL CERTIFICATE

I, THE UNDERSIGNED,

                                MARK ROBERT KYLE

OF SANDTON IN THE GAUTENG PROVINCE OF THE REPUBLIC OF SOUTH AFRICA, NOTARY PUBLIC BY LAWFUL AUTHORITY DULY ADMITTED AND SWORN, DO HEREBY CERTIFY AND ATTEST UNTO ALL WHOM IT MAY CONCERN THAT I HAVE THIS DAY COLLATED AND COMPARED WITH THE ORIGINAL THEREOF, THE COPY HERETO ANNEXED MARKED "A", BEING:

"A" RIGHT OF PRE-EMPTION AND DEED OF ADHERENCE BETWEEN NEDBANK LIMITED (ACTING THROUGH ITS NEDBANK CAPITAL DIVISION) AND HARMONY GOLD MINING COMPANY LIMITED AND AFRICAN RAINBOW MINERALS & EXPLORATION INVESTMENTS (PROPRIETARY) LIMITED AND ARMGOLD HARMONY JOINT INVESTMENT COMPANY (PROPRIETARY) LIMITED, DATED 15 APRIL 2005

AND I, THE SAID NOTARY, DO FURTHER CERTIFY AND ATTEST THAT THE SAME IS A TRUE AND FAITHFUL COPY OF THE SAID ORIGINAL AND AGREES THEREWITH IN EVERY RESPECT. AN ACT WHEREOF BEING REQUIRED, I HAVE GRANTED THESE PRESENTS UNDER MY NOTARIAL FORM AND SEAL, TO SERVE AND AVAIL AS OCCASION SHALL OR MAY REQUIRE.

THUS DONE AND SIGNED AT SANDTON AFORESAID ON THIS THE 26TH DAY OF APRIL IN THE YEAR TWO THOUSAND AND FOUR.

                                                                   NOTARY PUBLIC

DENEYS REITZ ATTORNEYS
SANDTON

                        RIGHT OF PRE-EMPTION AND DEED OF
                                    ADHERENCE

                                     between

          NEDBANK LIMITED (acting through its Nedbank Capital division)
          (a limited liability public company registered in accordance with the laws of South
                  Africa under Registration No. 1951/000009/06)
                                   ("NEDBANK")

                                       and

                       HARMONY GOLD MINING COMPANY LIMITED
          (a limited liability public company registered in accordance with the laws of South
                 Africa under Registration No. 19501/038232/06)
                                   ("HARMONY")

                                       and

               AFRICAN RAINBOW MINERALS & EXPLORATION INVESTMENTS
                              (PROPRIETARY) LIMITED
               (a limited liability private company registered in
                        accordance with the laws of South
                  Africa under Registration No. 1997/020158/07)
                                    ("ARMI")

                                       and

             ARMGOLD HARMONY JOINT INVESTMENT COMPANY (PROPRIETARY)
                                     LIMITED
     (a limited liability private company registered in accordance with the laws of South Africa under Registration No. 2002/032163/07, formerly named Clidet No 454
                             (Proprietary) Limited)
                                    ("AHJIC")

                                                            (CLIFFE DEKKER LOGO)
                                                                       Attorneys

WHEREAS -

A. Nedbank, Harmony, Deneys Reitz Trustees (Proprietary) Limited and Frank Abbott are the trustees of the ARM Broad-Based Empowerment Trust, an oral trust established by oral agreement between them as trustees and Frank Abbott as founder on 15 April 2005 ("TRUST").

B. AHJIC intends selling 28,614,740 (twenty eight million six hundred and fourteen thousand seven hundred and forty) ordinary shares ("ARM SHARES") in the issued share capital of African Rainbow Minerals Limited (Registration No. 1933/004580/06) ("ARM") to the Trust.

C. The Trust intends entering into an agreement of assignment with Harmony, AHJIC and ARMI ("AGREEMENT OF ASSIGNMENT"), in terms of which Harmony and AHJIC's rights and obligations under the voting agreement entered into between the parties hereto (other than Nedbank) on 16 February 2004 ("VOTING AGREEMENT") are assigned to the Trust and certain amendments are made to the Voting Agreement.

D. In terms of the Voting Agreement as amended by the Agreement of Assignment ("AMENDED VOTING AGREEMENT"), the Trust will be entitled to pledge the ARM Shares as security, provided that the counter party to the pledge agrees in writing, as the holder of the pledge and before the pledge takes effect, to grant to ARMI a right of pre-emption over the ARM Shares, upon terms and conditions reasonably satisfactory to ARMI.

E. The Trust has agreed to pledge the ARM Shares to Nedbank ("PLEDGE") as security for all of the Trust's obligations under two loan agreements entered, or to be entered, into between the Trust and Nedbank, in terms of which Nedbank had agreed to lend and advance an aggregate amount of R836,549,124.00 (eight hundred and thirty six

                                  (CLIFFE DEKKER LOGO)
     million five hundred and forty nine thousand one hundred and twenty four rands) to the Trust, which amount the Trust will apply in payment of the purchase price of the ARM Shares to AHJIC and in paying costs in respect thereof and as contemplated by the documents relating to the purchase of the ARM Shares.

THE PARTIES ACCORDINGLY AGREE THAT:

1 Nedbank confirms that it has been furnished with a copy of the Agreement of Assignment and the Voting Agreement.

2 Nedbank agrees that its right, as the pledgee of the ARM Shares in terms of the Pledge, to exercise all voting rights attaching to the ARM Shares (or any of them), shall be subject and subordinate to ARMI's prior right to exercise all those voting rights in terms of the Amended Voting Agreement, provided that, if Nedbank exercises its right under the Pledge to realise and dispose of the ARM Shares, or any of them, in any manner permitted by the Pledge (whether by taking them over in its own name or by any disposal to anyone else) ARMI's prior right to exercise all the voting rights attaching to the ARM Shares so realised and disposed of, shall cease with effect from the completion of the disposal.

3 Nedbank hereby grants to ARMI a right of pre-emption over the ARM Shares on the same terms and conditions mutatis mutandis as those contained in clause 10 of the Voting Agreement, prior to amendment by the Agreement of Assignment. The right of pre-emption shall apply during the Lock-up Period (as defined in the Amended Voting Agreement) only, notwithstanding the fact that clause 10 of the Voting Agreement applies for a period of 5 (five) years from the first day after the end of the said Lock-up Period applicable in terms of the Amended Voting Agreement.

4 ARMI agrees that the terms and conditions of the right of pre-emption referred to in clause 3 are satisfactory to it and the Pledge will accordingly

                              (CLIFFE DEKKER LOGO)
     comply with the provisions of clause 7.5 of the Amended Voting Agreement.

5 Nedbank hereby undertakes to and in favour of ARMI to observe, perform and be bound by all the provisions of clause 10 of the Voting Agreement, prior to amendment by the Agreement of Assignment, but only in respect of the ARM Shares, and those provisions shall be applied mutatis mutandis as if and on the assumptions that Nedbank were the Trust and the ARM Shares were the remaining Controlled Shares (as defined in the Amended Voting Agreement), so that if Nedbank were to foreclose on the ARM Shares and exercise its right to realise them, it shall be obliged, before effecting the realisation, to offer the ARM Shares to ARMI in accordance with those provisions mutatis mutandis, on the assumptions specified in this clause 5.

6 ARMI acknowledges and agrees that it shall not have any rights in or to any of the ARM Shares sold to a third party after the provisions of this document have been fully complied with.

7 This document is supplemental to and shall be read with and be part of the Amended Voting Agreement and, insofar as it is relevant, the Voting Agreement, and accordingly all the provisions of the Amended Voting Agreement which are not expressly referred to in clause 5, but which are relevant to the provisions that are so referred to, shall apply to this document mutatis mutandis to the extent that they are relevant and can be so applied.

8 Without limiting the generality of clause 7, clause 18 of the Voting Agreement shall apply to this document and for the purposes of any notice to be given to Nedbank or legal process to be served upon it in accordance with those provisions, Nedbank chooses the following address and telefax number:

                              (CLIFFE DEKKER LOGO)

Nedbank 4th Floor
        135 Rivonia Road
        Sandown
        Telefax No.: +27 11 294 8421
        Attention: The Head: Specialised Finance

SIGNED at SANDTON on 15 APRIL 2005.

                                        For and on behalf of
                                        NEDBANK LIMITED (ACTING
                                        THROUGH ITS NEDBANK CAPITAL DIVISION)


                                        /s/ Kevin Ryder
                                        ----------------------------------------
                                        Signature:

                                        Kevin Ryder
                                        Name of Signatory:

                                        Authorised Signatory
                                        Designation of Signatory:


                                        /s/ Mark Saunders Tyler
                                        ----------------------------------------
                                        Signature:

                                        Mark Saunders Tyler
                                        Name of Signatory:

                                        Authorised Signatory
                                        Designation of Signatory:

                              (CLIFFE DEKKER LOGO)

SIGNED at SANDTON on 15 APRIL 2005.

                                        For and on behalf of
                                        HARMONY GOLD MINING COMPANY LIMITED


                                        /s/ Nomfundo Qangule
                                        ----------------------------------------
                                        Signature:

                                        Nomfundo Qangule
                                        Name of Signatory:

                                        Director
                                        Designation of Signatory:

SIGNED at SANDTON on 15 APRIL 2005.

                                        For and on behalf of
                                        AFRICAN RAINBOW MINERALS & EXPLORATION
                                        INVESTMENTS (PROPRIETARY) LIMITED


                                        /s/ Frank Abbott
                                        ----------------------------------------
                                        Signature:

                                        Frank Abbott
                                        Name of Signatory:

                                        Duly Authorised
                                        Designation of Signatory:


SIGNED at SANDTON on 15 APRIL 2005.

                                        For and on behalf of
                                        ARMGOLD HARMONY JOINT INVESTMENT COMPANY
                                        (PROPRIETARY) LIMITED


                                        /s/ Frank Abbott
                                        ----------------------------------------
                                        Signature:

                                        Frank Abbott
                                        Name of Signatory:

                                        Director
                                        Designation of Signatory:

                              (CLIFFE DEKKER LOGO)